Exhibit 99.1

Amtech Announces Sale of Solar Business and Changes to Executive Team

Full Focus Now on Growth Strategies for its Semiconductor and Silicon Carbide Businesses

TEMPE, Ariz., January 28, 2020 /PRNewswire/ -- Amtech Systems, Inc. (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power chips, electronic assemblies and light-emitting diodes (LEDs), today announced the sale of its shares of Tempress Group Holding B.V. (“Tempress”) for nominal consideration to Stichting Continuiteit Tempress, an independent foundation that was formed under Dutch law, effective January 22, 2020. In connection with this sale transaction, Amtech agreed to provide a term loan to Tempress in the principal sum of $2,250,000, to be used to fund Tempress’ working capital requirements and to facilitate the restructuring of Tempress’ operations.  The loan contains repayment provisions specifying amounts due and payable upon certain future events, including the sale of the equity or a material portion of the assets of Tempress in a future transaction.  We expect to record a significant pre-tax loss and tax benefit on deconsolidation, as part of our fiscal Q2 financial statements.

Ms. Lisa Gibbs, Chief Financial Officer of Amtech, commented, “For nearly one year, Amtech has undergone a robust process to sell Tempress. We were disappointed with the offers that emerged, as the terms were not favorable to us and most required a significant cash infusion from Amtech. By selling Tempress to a Dutch Foundation, we have established the parameters to give Tempress time to restructure and be sold in the future. We believe this approach is in the best interest of Amtech and our shareholders.”

Mr. J.S. Whang, Executive Chairman of Amtech, further commented, "With solar fully behind us, we are making changes to our executive team that will take us into the next phase of Amtech’s future with a highly focused effort. I am excited to announce the promotion of Michael Whang to Chief Executive Officer, effective immediately. As Chief Operating Officer and in his prior roles, Michael has overseen our U.S. operations for many years and has also interacted with our investors. He has in-depth knowledge of the power semiconductor and SiC markets we serve, and he was instrumental in developing our power semiconductor and SiC strategic growth plan, which is the future of Amtech. We are also announcing the retirement of Robert Hass, 70, Executive Vice President. Robert served Amtech faithfully for 27 years. I am thankful for Robert’s dedication and contribution during his years of service and wish him the best in his retirement. I will continue in my capacity as Executive Chairman, pursuing inorganic growth opportunities and providing oversight of our business.”

Mr. Michael Whang, Chief Executive Officer of Amtech, commented, “It is with great excitement and energy that I accept this new role within Amtech. I want to thank those that laid the foundation for Amtech’s new beginning. With the completion of our solar divestiture, we can now focus our full and diligent attention on our semiconductor and silicon carbide businesses and the growth opportunities they present. Our strategic plan includes profitable revenue growth in the semi industry upcycle projected to occur in the second half of this year, new product development, investing in operational efficiency, and the pursuit of very select acquisition opportunities. We have an exciting future and the dedication that will provide increased value for all stakeholders in the coming years.”

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries (“Amtech”), other than statements of historical fact, are hereby identified as “forward-looking statements” (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release.  Examples of forward-looking statements include statements regarding Amtech’s future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness, our ability to realize profitable growth and enhance value for all stakeholders, the planned divestiture of our solar business, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could”, “likely,” “future,” “target,” “forecast,” “goal,” “observe,” and “strategy” or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2019, listed various important factors that could affect the Company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf.  These factors can be found under the heading “Risk Factors” in the Form 10-K and investors should refer to them.  Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties.  Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Lisa D. Gibbs Chief Financial Officer (480) 967-5146 irelations@amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com